Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of US Ecology, Inc. of our report dated July 19, 2018 relating to the financial statements of SES Hold Co, LLC, which appears in NRC Group Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 1, 2019